FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street * Charleston, S.C. 29401
843-529-5933 * FAX: 843-529-5929
NEWS	NEWS	NEWS	NEWS

Contact:	Susan E. Baham
Executive Vice President and
Chief Financial Officer
(843) 529-5601

FIRST FINANCIAL HOLDINGS, INC.
REPORTS FOURTH
QUARTER AND YEAR END RESULTS

Charleston, South Carolina (October 20, 2005) -- First Financial Holdings, Inc. ("Company")(NASDAQ: FFCH) reported today net income for its fourth quarter and fiscal year ended September 30, 2005. Diluted earnings per common share were $.57 for the quarter ended September 30, 2005 compared with diluted earnings per common share of $.49 for the comparable quarter ended September 30, 2004. Net income was $7.1 million for the quarter ended September 30, 2005 compared with $6.2 million for the comparable quarter of fiscal 2004. Diluted earnings per common share for the fiscal year ended September 30, 2005 increased to $2.09 on net income of $26.2 million compared with diluted earnings per common share of $1.92 and net income of $24.6 million, respectively, for the year ended September 30, 2004.

          President and Chief Executive Officer A. Thomas Hood commented, "We ended our fourth quarter with solid results in a number of key areas and are appreciative of the dedication of our staff in achieving many of our strategic initiatives this year."

          "In light of a continuation of Federal Reserve policies to increase interest rates at a measured pace, one of my first comments will focus on the net interest margin. Compared with the comparable quarter in fiscal 2004, the net interest margin declined this quarter two basis points to 3.30%. Coupled with average earning asset growth of $65.1 million between the two comparable periods, net interest income increased by $413 thousand, or 2.2%. Compared with the most recent quarter, the net interest margin declined by four basis points from a net interest margin of 3.34% in the June 2005 quarter. As many other financial institutions are experiencing, the flattening of the yield curve on United States Treasury Securities, more competitive pricing on deposits and a very competitive lending environment are all contributing to the decline in the net interest margin for the company. During this fiscal year, long term interest rates have not increased as rapidly as short term interest rates. In the most recent quarter ended September 30, 2005, however, there was a moderate increase in intermediate-term treasury rates and as a result, mortgage servicing rights ("MSR") valuations improved, resulting in a recovery of $300 thousand in an impairment reserve. This recovery compares with the recognition of an MSR impairment of $1.2 million during the comparable quarter in fiscal 2004."

          Hood continued, "Total non-interest revenues increased $2.7 million in the current quarter to $13.6 million. Gains on asset sales were $584 thousand in the quarter ended September 30, 2005 and $1.8 million during the same quarter a year ago. No gains from securities sales were recorded in the current quarter compared with $239 thousand in the quarter ended September 30, 2004. Excluding the MSR valuation changes and asset and securities sales from both periods, total non-interest revenues increased $2.6 million, or 26.1% in the quarter ended September 30, 2005 compared with the quarter ended September 30, 2004. Deposit related fees increased $1.2 million, or 38.9%, to $4.3 million in the current quarter from $3.1 million in the comparable quarter in fiscal 2004.

- more -

First Financial Holdings, Inc.

October 20, 2005

          This increase was directly related to the introduction of a more formalized overdraft privilege service extended to our checking customers during the quarter. We estimate a net deposit fee revenue increase after related expenses of approximately $1.0 million in the current quarter when compared to the quarter ended September 30, 2004. Insurance revenue growth also continued at a strong pace, increasing by 11.8% to $5.0 million from $4.4 million during the same period in fiscal 2004."

          Total expenses increased by $1.9 million, or 9.9% during the quarter ended September 30, 2005 compared with the quarter ended September 30, 2004. Salaries and employee benefits increased by $1.4 million, with a portion attributable to the opening of several new offices since September 2004 and from increases for incentive compensation accruals, health and other benefit programs. Most of the other significant increases in expenses during the quarter ended September 30, 2005 are attributable to increased costs directly related to compliance with Section 404 of Sarbanes Oxley Act of 2002 ("SOX 404"), expenses associated with an expanded overdraft privilege program and overall growth in customer services and accounts supported.

          Asset quality continued to improve during the fourth quarter of fiscal 2005. The Company's reserve coverage of non-performing loans increased to 252.7% at September 30, 2005 compared to 174.1% one year ago and 210.6% at June 30, 2005. Annualized loan net charge-offs as a percentage of net loans were 0.27% in the quarter ended September 30, 2005 and 0.29% for the fiscal year ended September 30, 2005. Problem assets, which include problem loans as well as properties acquired, as a percentage of total assets, declined to 0.29% at September 30, 2005 compared to 0.51% one year ago and 0.36% at June 30, 2005. This ratio has declined in each consecutive quarter end since December 31, 2003. Most of the reduction in problem assets from one year ago was the result of a 34.2% decline in non-accrual loans and a 56.2% decrease in real estate and other assets acquired.

          "We are particularly pleased with the improvements in our credit quality as problem asset levels continue to decline while the reserve coverage to non-performing loans has grown significantly. However, we believe that it is likely that consumers have already experienced higher transportation and household related expenses due to higher oil prices. We also expect the changes in bankruptcy laws could result in an increase in bankruptcy filings in the near term future." Hood noted.

          "We believe our Company has produced very positive results this year, in a challenging rate environment. We have been extremely pleased with growth in deposits of 9.0%, and are pleased to report that core deposit growth was particularly strong, at 11.3% for the year. Strategic areas of focus on core deposits and household growth remain a recurring theme for First Financial. Loan growth of 3.9% reflected our continued focus on increasing the consumer and commercial loan portfolio while selling the fixed rate portion of our retail mortgage originations. We continue to remain confident about the growth of our markets and have plans to continue to open additional retail sales offices. Our eighth Wal-Mart in-store opening in Summerville in September was followed with our ninth location in Georgetown this week. An additional location in Charleston is planned for opening in March of 2006. Our focus remains on taking advantage of the very favorable conditions in our major markets, continuing to consider new expansion opportunities and growing revenues as well as earning assets. Technology initiatives have included the introduction of an on-line First Federal Mortgage WebCenter where a customer can receive an approval of a loan application in minutes. Other initiatives include the introduction of "free bill-pay" for checking customers and a continued focus on growing Health Savings Accounts. During fiscal 2005 we have achieved a very respectable 15.48% annualized return on equity and an annualized return of 1.06% on assets compared to 14.86% and 1.01%, respectively, for fiscal 2004." Hood concluded.

          Fiscal year results included total revenue growth (including net interest income and non-interest income) of $6.9 million as compared with fiscal 2004. Excluding $2.3 million in securities sales gains from results in fiscal 2004 and MSR valuation recoveries of $387 thousand during fiscal 2005 and MSR valuation write-downs of $918 thousand in the prior year, total revenues were $125.3 million in fiscal 2005, increasing by $7.9 million, or 6.7%, from fiscal 2004. Commissions on insurance increased by $2.5 million, or 15.4%, during the year ended September 30, 2005 as compared with the prior period, and was the largest area of contribution to the variance. During both years, the Company prepaid Federal Home Loan Bank advances, incurring prepayment fees of $964 thousand in

- more -

First Financial Holdings, Inc.

October 20, 2005

the fiscal year ended September 30, 2005 compared with $1.5 million in the prior year. Total non-interest expenses, excluding the above prepayment fees, increased by $5.9 million, or 8.0%, to $79.1 million during fiscal 2005, compared with fiscal 2004 expenses of $73.2 million.

          As of September 30, 2005, total assets of First Financial were $2.5 billion, loans receivable totaled $1.9 billion and deposits were $1.7 billion. Stockholders' equity was $171.1 million and book value per common share totaled $14.12.

          First Financial is the holding company of First Federal, which operates 50 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides insurance, brokerage and trust services through First Southeast Insurance Services, The Kimbrell Insurance Group, First Southeast Investor Services and First Southeast Fiduciary and Trust Services.

NOTE: A. Thomas Hood, President and CEO of the Company, and Susan Baham, Executive Vice President and CFO of the Company, will discuss these results in a conference call at 10:00 AM (ET) tomorrow, October 21, 2005. The call can be accessed via a webcast available on First Financial's website at www.firstfinancialholdings.com.

Forward Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. The Company's actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the State of South Carolina, interest rates, the South Carolina real estate market, the demand for mortgage loans, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2004. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com or contact Susan E. Baham, Executive Vice President and CFO, (843) 529-5601.

- more -

First Financial Holdings, Inc.

October 20, 2005

FIRST FINANCIAL HOLDINGS, INC.
Unaudited Consolidated Financial Highlights
(in thousands, except share data)

	Three Months Ended		Twelve Months Ended

	09/30/05	09/30/04	06/30/05	09/30/05	09/30/04

Statements of Income
Interest income	$33,832	$31,251	$33,051	$130,776	$126,593
Interest expense	14,718	12,550	13,785	54,318	49,991
Net interest income	19,114	18,701	19,266	76,458	76,602
Provision for loan losses	(1,216)	(1,300)	(1,010)	(4,826)	(5,675)
Net interest income after provision	17,898	17,401	18,256	71,632	70,927
Other income
Net gain on sale of loans	796	569	816	2,452	1,913
Net (loss) gain on sale of investments
and mortgage-backed securities		239	1	(55)	2,292
Brokerage fees	708	496	634	2,646	2,275
Commissions on insurance	4,600	4,192	4,578	18,690	16,199
Other agency income	367	250	361	1,322	1,315
Service charges and fees on deposit accounts	4,253	3,062	2,985	12,927	11,516
Net gain (loss) on loan servicing operations	727	(691)	(117)	1,932	696
Gains on disposition of assets	584	1,765	344	2,530	1,898
Other	1,598	1,077	1,297	6,801	4,071
Total other income	13,633	10,959	10,899	49,245	42,175
Other expenses
Salaries and employee benefits	12,888	11,478	12,201	50,334	45,319
Occupancy costs	1,405	1,203	1,351	5,233	5,103
Marketing	515	553	490	1,974	1,852
Depreciation, amort., etc.	1,418	1,575	1,432	5,488	5,643
Prepayment fees				964	1,548
Other	4,279	3,843	4,185	16,059	15,299
Total other expenses	20,505	18,652	19,659	80,052	74,764
Income before income taxes	11,026	9,708	9,496	40,825	38,338
Provision for income taxes	3,919	3,500	3,338	14,600	13,784
Net income	7,107	6,208	6,158	26,225	24,554
Earnings per common share:
Basic	0.58	0.50	0.50	2.14	1.97
Diluted	0.57	0.49	0.49	2.09	1.92
Average shares outstanding	12,197	12,340	12,303	12,281	12,484
Average diluted shares outstanding	12,427	12,624	12,511	12,528	12,818

Ratios:
Return on average equity	16.55%	15.12%	14.35%	15.48%	14.86%
Return on average assets	1.13%	1.02%	0.99%	1.06%	1.01%
Net interest margin	3.30%	3.32%	3.34%	3.32%	3.38%
Total other expense/average assets	3.25%	3.05%	3.15%	3.22%	3.09%
Efficiency ratio (1)	63.47%	66.40%	65.45%	63.83%	63.29%
Net charge-offs/average net loans, annualized	0.27%	0.28%	0.26%	0.29%	0.32%

(1) Excludes from income - (losses) gains on sales of securities, net real estate operations, gains on disposition of assets; excludes from expenses - prepayment fees

First Financial Holdings, Inc.

October 20, 2005

FIRST FINANCIAL HOLDINGS, INC.
Unaudited Consolidated Financial Highlights
(in thousands, except share data)

	09/30/05	09/30/04	06/30/05

Statements of Financial Condition
Assets
Cash and cash equivalents	$123,579	$102,310	$126,702
Investments	53,198	62,826	58,996
Loans receivable, net	1,888,389	1,817,585	1,867,627
Mortgage-backed securities	341,523	346,847	355,953
Office properties, net	51,877	50,574	51,995
Real estate owned	1,755	4,003	2,291
Intangible assets	22,978	22,452	23,094
Other assets	39,106	35,716	39,882
Total Assets	2,522,405	2,442,313	2,526,540
Liabilities
Deposits	1,657,072	1,520,817	1,616,056
Advances from FHLB	452,000	658,000	494,000
Other borrowings	176,055	47,654	186,461
Other liabilities	66,149	50,655	57,632
Total Liabilities	2,351,276	2,277,126	2,354,149
Stockholders' equity
Stockholders' equity	253,061	234,648	247,760
Treasury stock	(78,700)	(68,003)	(73,684)
Accumulated other comprehensive loss	(3,232)	(1,458)	(1,685)
Total stockholders' equity	171,129	165,187	172,391
Total liabilities and stockholders' equity	2,522,405	2,442,313	2,526,540
Stockholders' equity/assets	6.78%	6.76%	6.82%

Common shares outstanding	12,116	12,303	12,243
Book value per share	$14.12	$13.43	$14.08

	09/30/05	09/30/04	06/30/05

Credit quality-quarterly results
Total reserves for loan losses	$14,155	$14,799	$14,196
Loan loss reserves/net loans	0.75%	0.81%	0.76%
Reserves/non-performing loans	252.72%	174.06%	210.59%
Provision for losses	$1,216	$1,300	$1,010
Net loan charge-offs	$1,257	$1,281	$1,218

Problem assets
Non-accrual loans	$5,556	$8,439	$6,715
Accruing loans 90 days or more past due	45	63	26
Renegotiated loans
REO through foreclosure	1,755	4,003	2,291
Total	$7,356	$12,505	$9,032
As a percent of total assets	0.29%	0.51%	0.36%

Additional Financial Information
First Financial Holdings, Inc.
	(dollars in thousands)
	Quarter Ended (unaudited)								Fiscal Year

	09/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03	09/30/05	09/30/04

OTHER RATIOS
Return on Average Assets	1.13%	0.99%	1.14%	0.97%	1.02%	1.09%	1.05%	0.88%	1.06%	1.01%
Return on Average Equity	16.55%	14.35%	16.66%	14.22%	15.12%	16.10%	15.28%	12.83%	15.48%	14.86%
Average yield on earning assets	5.83%	5.73%	5.61%	5.64%	5.54%	5.53%	5.58%	5.71%	5.67%	5.59%
Average cost of paying liabilities	2.55%	2.42%	2.34%	2.29%	2.23%	2.21%	2.26%	2.31%	2.39%	2.24%
Gross spread	3.28%	3.31%	3.27%	3.35%	3.31%	3.32%	3.32%	3.40%	3.28%	3.35%
Net interest margin	3.30%	3.34%	3.33%	3.38%	3.32%	3.36%	3.41%	3.44%	3.32%	3.38%
Operating exp./avg. assets	3.25%	3.15%	3.10%	3.40%	3.05%	3.23%	3.00%	3.03%	3.22%	3.09%
Efficiency ratio	63.47%	65.45%	60.53%	66.07%	66.41%	58.64%	62.36%	66.42%	63.83%	63.29%

COMPOSITION OF GROSS LOAN PORTFOLIO
Residential (1-4 family)	$965,244	$996,478	$1,022,847	$1,025,562	$1,029,522	$1,045,062	$1,064,936	$1,099,098
Other residential	24,780	46,471	42,324	59,227	39,761	38,857	42,360	31,532
A & D and lots	76,576	73,678	70,164	68,995	68,142	62,594	57,635	60,251
Commercial real estate	155,832	131,265	120,535	123,444	129,875	114,556	108,396	109,346
Consumer	499,133	470,927	450,412	437,570	411,666	416,179	400,012	383,580
Commercial business department	248,997	237,516	232,192	209,431	199,318	189,673	187,884	173,543
	$1,970,562	$1,956,335	$1,938,474	$1,924,229	$1,878,284	$1,866,921	$1,861,223	$1,857,350
ASSET QUALITY
Non-accrual loans	$5,556	$6,715	$7,472	$7,763	$8,439	$8,605	$9,553	$11,520
Loans 90 days or more past due	45	26	72	34	63	98	71	29
Renegotiated loans							289	292
REO thru foreclosure	1,755	2,291	2,654	4,178	4,003	4,325	3,949	3,606
TOTAL	$7,356	$9,032	$10,198	$11,975	$12,505	$13,028	$13,862	$15,447
LOAN AND REO LOSS RESERVES
Total reserves for loan losses	$14,155	$14,196	$14,404	$14,697	$14,799	$14,780	$14,725	$14,809
Loan loss reserves/net loans	0.75%	0.76%	0.77%	0.80%	0.81%	0.82%	0.81%	0.82%
Provision for losses	1,216	1,010	1,300	1,300	1,300	1,125	1,825	1,425
Net loan charge-offs	1,257	1,218	1,593	1,402	1,281	1,070	1,909	1,573
Net charge-offs/average net loans	0.07%	0.07%	0.09%	0.08%	0.07%	0.06% %	0.11%	0.09%
Annualized net charge-offs/av.loans	0.27%	0.26%	0.34%	0.31%	0.28%	0.24% %	0.42%	0.35%

First Financial Holdings, Inc.
(dollars in thousands)
	Quarter Ended (Unaudited)								Fiscal Year

	09/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03	09/30/05	09/30/04

STATEMENT OF OPERATIONS
Total interest income	$33,832	$33,051	$31,912	$31,981	$31,251	$31,545	$32,037	$31,760	$130,776	$126,593
Total interest expense	14,718	13,785	12,980	12,835	12,550	12,392	12,428	12,621	54,318	49,991
Net interest income	19,114	19,266	18,932	19,146	18,701	19,153	19,609	19,139	76,458	76,602
Provision for loan losses	(1,216)	(1,010)	(1,300)	(1,300)	(1,300)	(1,125)	(1,825)	(1,425)	(4,826)	(5,675)
Net int. inc. after provision	17,898	18,256	17,632	17,846	17,401	18,028	17,784	17,714	71,632	70,927
Other income
Net gain (loss) on sale of loans	$796	$816	$467	$373	$569	$390	$744	$210	$2,452	$1,913
Gain on investment securities				(56)	239	659	958	436	(55)	2,292
Brokerage fees	708	634	670	634	496	635	650	494	2,646	2,275
Commissions on insurance	4,600	4,578	5,800	3,712	4,192	4,140	5,021	2,846	18,690	16,199
Other agency income	367	361	330	264	250	373	430	262	1,322	1,315
Loan servicing fees	727	(117)	1,007	315	(691)	2,122	(1,150)	415	1,932	696
Svc. chgs/fees-dep. accts	4,253	2,985	2,742	2,947	3,063	2,931	2,766	2,757	12,927	11,516
Real estate operations (net)	(144)	(218)	(122)	(190)	(438)	(197)	(274)	(185)	(674)	(1,093)
Gains (losses) on disposition of properties	584	344	36	1,566	1,765	(111)	(3)	247	2,530	1,898
Other	1,742	1,516	1,578	2,640	1,514	1,384	1,283	983	7,475	5,164
Total other income	13,633	10,899	12,508	12,205	10,959	12,326	10,425	8,465	49,245	42,175
Other expenses
Salaries & employee benefits	12,888	12,201	12,127	13,118	11,478	11,302	11,238	11,301	50,334	45,319
Occupancy costs	1,405	1,351	1,224	1,253	1,203	1,261	1,357	1,282	5,233	5,103
Marketing	515	490	465	504	553	558	391	350	1,974	1,852
Depreciation, amort. Etc.	1,418	1,432	1,344	1,294	1,408	1,112	1,331	1,432	5,488	5,643
Prepayment fees				964		1,548			964	1,548
Other	4,279	4,185	3,923	3,672	4,010	4,021	3,988	3,640	16,059	15,299

Total other expenses	20,505	19,659	19,083	20,805	18,652	19,802	18,305	18,005	80,052	74,764
Income before taxes	11,026	9,496	11,057	9,246	9,708	10,552	9,904	8,174	40,825	38,338
Provision for income taxes	3,919	3,338	4,010	3,333	3,500	3,850	3,514	2,920	14,600	13,784
Net Income	$7,107	$6,158	$7,047	$5,913	$6,208	$6,702	$6,390	$5,254	$26,225	$24,554

Average shares o/s, basic	12,197	12,303	12,323	12,301	12,382	12,494	12,560	12,542	12,281	12,484
Average shares o/s, diluted	12,427	12,511	12,569	12,606	12,667	12,795	12,904	12,949	12,528	12,818
Net income per share - basic	$0.58	$0.50	$0.57	$0.48	$0.50	$0.54	$0.51	$0.42	$2.14	$1.97
Net income per share - diluted	$0.57	$0.49	$0.56	$0.47	$0.49	$0.52	$0.50	$0.41	$2.09	$1.92
Dividends paid per share	$0.23	$0.23	$0.23	$0.23	$0.22	$0.22	$0.22	$0.22	$0.92	$0.88

First Financial Holdings, Inc.
	(dollars in thousands)
	As of / For the Quarter Ended (Unaudited)

BALANCE SHEET	09/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03

Assets
Cash and investments	$176,777	$185,698	$162,605	$153,786	$165,136	$162,937	$163,112	$142,404
Loans receivable	1,888,389	1,867,627	1,861,174	1,840,520	1,817,585	1,812,462	1,806,968	1,801,672
Mortgage-backed securities	341,523	355,953	336,993	350,666	346,847	361,409	386,595	402,489
Office properties and equip.	51,877	51,995	51,379	51,529	50,574	51,704	36,594	36,503
Real estate owned	1,755	2,291	2,654	4,178	4,003	4,325	3,949	3,606
Other assets	62,084	62,976	58,260	55,914	58,168	59,035	58,398	47,407
Total assets	$2,522,405	$2,526,540	$2,473,065	$2,456,593	$2,442,313	$2,451,872	$2,455,616	$2,434,081
Liabilities
Deposits	$1,657,072	$1,616,056	$1,547,696	$1,505,251	$1,520,817	$1,468,169	$1,470,395	$1,428,440
Advances-FHLB	452,000	494,000	552,000	584,000	658,000	722,000	689,000	664,000
Other borrowed money	176,055	186,461	152,213	158,958	47,654	47,495	82,553	139,202
Other liabilities	66,149	57,632	50,252	40,857	50,655	50,983	43,836	37,629
Total liabilities	2,351,276	2,354,149	2,302,161	2,289,066	2,277,126	2,288,647	2,285,784	2,269,271
Total stockholders' equity	171,129	172,391	170,904	167,527	165,187	163,225	169,832	164,810
Total liabilities and stockholders' equity	$2,522,405	$2,526,540	$2,473,065	$2,456,593	$2,442,313	$2,451,872	$2,455,616	$2,434,081

Total shares o/s	12,116	12,243	12,352	12,307	12,303	12,382	12,550	12,575
Book value per share	$14.12	$ 14.08	$13.84	$13.61	$13.43	$13.18	$13.53	$ 13.09
Equity/assets	6.78%	6.82%	6.91%	6.82%	6.76%	6.66%	6.92%	6.76%

AVERAGE BALANCES
Total assets	$2,522,473	$2,499,803	$2,464,829	$2,449,453	$2,447,093	$2,453,744	$2,444,849	$2,378,482
Earning assets	2,319,153	2,308,794	2,276,193	2,262,891	2,265,992	2,282,244	2,303,231	2,223,141
Loans	1,895,077	1,884,640	1,862,589	1,846,603	1,823,072	1,829,786	1,821,412	1,812,244
Costing liabilities	2,291,701	2,284,405	2,250,102	2,223,204	2,230,911	2,248,274	2,262,769	2,160,159
Deposits	1,645,324	1,591,739	1,525,975	1,517,898	1,482,314	1,482,149	1,452,890	1,463,772
Equity	171,160	171,648	169,216	166,357	164,206	166,529	167,321	163,802